SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 14, 2008

THE ARISTOTLE CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-14669	06-1165854
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

96 CUMMINGS POINT ROAD, STAMFORD, CONNECTICUT

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

06902

(ZIP CODE)

(203) 358-8000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 2 Pages

Page 2 of 2 Pages

Item 2.02 Results of Operations and Financial Condition.

On November 14, 2008, The Aristotle Corporation issued a press release announcing financial results for the quarter ended September 30, 2008, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits

Exhibit 99.1 - Press release of The Aristotle Corporation, dated November 14, 2008.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARISTOTLE CORPORATION
(Registrant)

By: /s/ H. William Smith

Name: H. William Smith
Title: Vice President, General Counsel
and Secretary

Date: November 14, 2008

EXHIBITS

Exhibit 99.1 Press release issued November 14, 2008.

Exhibit 99.1

For Immediate Release

News Release

Contacts:

Bill Smith or Dean Johnson

The Aristotle Corporation

Phone: (203) 358-8000 or (920) 563-2446

Fax: (203) 358-0179 or (920) 563-0234

wsmith@ihc-geneve.com

int@enasco.com

The Aristotle Corporation Announces

2008 Third Quarter and Nine Month Results

Stamford, CT, November 14, 2008 - The Aristotle Corporation (NASDAQ: ARTL; ARTLP) announced today its results of operations for the third quarter and nine months ended September 30, 2008.

For the third quarter ended September 30, 2008, net earnings applicable to common stockholders were $4.7 million, or $.26 per diluted common share, versus $5.5 million, or $.31 per diluted common share, for the third quarter of 2007.  Net earnings applicable to common stockholders for the first nine months of 2008 were $12.0 million, or $.67 per diluted common share, compared to $11.8 million, or $.67 per diluted common share, for the comparable nine months of 2007.

Third quarter net sales in 2008 increased 2.3% to $65.0 million from $63.5 million in the third quarter of 2007.  Earnings from operations, equating to 18.0% of net sales, declined 5.6% to $11.7 million from $12.4 million in the same quarter of 2007 (including an insurance recovery of $.4 million), or 19.5% of net sales.

For the nine months ended September 30, 2008, net sales increased 2.5% to $172.2 million from $168.0 million for the nine months ended September 30, 2007.  Earnings from operations increased 3.2% to $30.3 million (including a $.7 million insurance recovery) in the first nine months of 2008, or 17.6% of net sales, compared to $29.4 million (including the $.4 million insurance recovery) in the 2007 period, or 17.5% of net sales.

Steven B. Lapin, Aristotle’s President and Chief Operating Officer, stated, “Aristotle’s balance sheet is exceptionally strong, with stockholders’ equity having increased by 13.3% to $127.0 million at September 30, 2008 from $112.1 million at September 30, 2007, and current outstanding bank debt of a modest $5.0 million on its $45.0 million revolving line of credit. Although volatility in the equity markets did have a negative impact on diluted earnings per common share in the three and nine month periods ended September 30, 2008 of approximately $.02 and $.01, respectively, the change in value of Aristotle’s short-term investments is not material to your Company’s available working capital or financial condition.  While I am pleased to report your Company’s sales growth and significant profitability in the third quarter and first nine months of 2008, optimism must be tempered in view of unprecedented challenges now facing local, state, federal and global economies.”

 About Aristotle

The Aristotle Corporation, founded in 1986, and headquartered in Stamford, CT, is a leading manufacturer and global distributor of educational, health, medical technology and agricultural products.  A selection of over 80,000 items is offered, primarily through more than 45 separate catalogs carrying the brand of Nasco (founded in 1941), as well as those bearing the brands of Life/Form®, Whirl-Pak®, Simulaids, Triarco, Spectrum Educational Supplies, Hubbard Scientific, Scott Resources, Haan Crafts, To-Sew, CPR Prompt®, Ginsberg Scientific and Summit Learning.  Products include educational materials and supplies for substantially all K-12 curricula, molded plastics, biological materials, medical simulators, health care products and items for the agricultural, senior care and food industries.  Aristotle has approximately 900 full-time employees at its operations in Fort Atkinson, WI, Modesto, CA, Fort Collins, CO, Plymouth, MN, Saugerties, NY, Chippewa Falls, WI, Otterbein, IN and Newmarket, Ontario, Canada.

There are 18.0 million shares outstanding of Aristotle common stock (NASDAQ: ARTL) and 1.1 million shares outstanding of Series I preferred stock (NASDAQ: ARTLP); there are also 11.0 million privately-held shares outstanding of Series J preferred stock.  Aristotle has about 4,000 stockholders of record.

Further information about Aristotle can be obtained on its website, at aristotlecorp.net.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

To the extent that any of the statements contained in this release are forward-looking, such statements are based on current expectations that involve a number of uncertainties and risks that could cause actual results to differ materially from those projected or suggested in such forward-looking statements.  Aristotle cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: (i) the ability of Aristotle to obtain financing and additional capital to fund its business strategy on acceptable terms, if at all; (ii) the ability of Aristotle on a timely basis to find, prudently negotiate and consummate additional acquisitions; (iii) the ability of Aristotle to manage any to-be acquired businesses; (iv) there is not an active trading market for the Company’s securities and the stock prices thereof are highly volatile, due in part to the relatively small percentage of the Company’s securities which is not held by the Company’s majority stockholder and members of the Company’s Board of Directors and management;  (v) the ability of Aristotle to retain its Federal net operating tax loss carryforward position and other deferred tax positions; and (vi) other factors identified in Item 1A, Risk Factors, contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  As a result, Aristotle’s future development efforts involve a high degree of risk.  For further information, please see Aristotle’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-K/A, 10-Q and 8-K.

THE ARISTOTLE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Net sales	$64,976	63,524	172,202	167,950
Cost of sales	40,123	39,017	105,116	102,909
Gross profit	24,853	24,507	67,086	65,041

Selling and administrative expense	13,178	12,133	36,795	35,677
Earnings from operations	11,675	12,374	30,291	29,364

Other (expense) income:
Interest expense	(260)	(393)	(833)	(1,082)
Other, net	(428)	453	162	1,216
	(688)	60	(671)	134
Earnings before income taxes	10,987	12,434	29,620	29,498

Income tax expense (benefit):
Current	4,234	4,690	10,568	8,596
Deferred	(109)	84	564	2,623
	4,125	4,774	11,132	11,219
Net earnings	6,862	7,660	18,488	18,279

Preferred dividends	2,155	2,154	6,467	6,470
Net earnings applicable to common stockholders	$4,707	5,506	12,021	11,809

Earnings per common share:
Basic	$.26	.31	.67	.67
Diluted	$.26	.31	.67	.67

Weighted average common shares outstanding:
Basic	17,962,875	17,927,671	17,962,209	17,552,073
Diluted	17,968,921	17,946,013	17,971,305	17,569,502

THE ARISTOTLE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

 (in thousands)

Assets	September 30, 2008	December 31, 2007	September 30, 2007
	(unaudited)		(unaudited)
Current assets:
Cash and cash equivalents Marketable securities	$7,138 2,480	5,604 3,335	3,173 2,886
Investments	21,991	18,150	15,761
Accounts receivable, net	26,175	15,631	27,975
Inventories, net	42,388	42,297	40,046
Prepaid expenses and other	4,000	9,611	5,084
Deferred income taxes	1,788	2,484	2,634
Total current assets	105,960	97,112	97,559

Property, plant and equipment, net	28,429	27,476	27,140

Goodwill	14,186	14,476	14,458
Deferred income taxes	5,646	5,646	8,188
Investments	4,318	4,279	4,000
Other assets	817	446	391
Total assets	$159,356	149,435	151,736

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	$299	305	300
Trade accounts payable	9,331	10,500	8,593
Accrued expenses	7,537	6,765	6,814
Income Taxes	184	-	4,434
Accrued dividends payable	-	2,156	-
Total current liabilities	17,351	19,726	20,141

Long term debt, less current installments	10,434	8,655	14,237
Long term pension obligations	2,115	2,944	2,808
Other long term accruals	2,458	2,429	2,424

Stockholders' equity:
Preferred stock, Series I	6,489	6,489	6,489
Preferred stock, Series J	65,760	65,760	65,760
Common stock	180	179	179
Additional paid-in capital	7,685	7,580	6,867
Retained earnings	46,985	34,964	31,866
Accumulated other comprehensive earnings (loss)	(101)	709	965
Total stockholders' equity	126,998	115,681	112,126
Total liabilities and stockholders' equity	$159,356	149,435	151,736